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                                                                       EXHIBIT 2
                                                                       ---------

                         COMPROMISE SETTLEMENT AGREEMENT
                         -------------------------------

     In keeping with a pre-discussion agreement by and between the attorneys for Robert Fortier ("Fortier") and Electronic Transmission Corporation ("ETC") to permit Fortier and Ken Andrew ("Andrew") to (i) speak and negotiate directly with each other in an attempt to settle pending claims by and between Fortier and ETC without the presence of their respective attorneys (notwithstanding an earlier entry of a Temporary Injunction prohibiting such direct contact), and
(ii) enter into a Compromise Settlement Agreement reflecting the terms of the settlement, the following represents the terms of the settlement reached pursuant to such agreement:

                                       1.

     In consideration of the total payment of FIFTEEN THOUSAND DOLLARS ($15,000.00) by Ken Andrew to Robert Fortier, Robert Fortier ("Fortier"), in each and every capacity in which he exists or can act, does hereby and by these presents:

     (a) transfer and assign to Ken Andrew 3,403,306 shares in Electronic Transmission Corporation ("ETC") which Fortier represents are:

          (1)  all of his shares in ETC; and

          (2)  free and clear of all liens, encumbrances or claims.

     (b) fully, finally, and forever release and discharge ETC, and each past or present employee, agent, or representative (including, but not limited to, Ken Andrew, Tim Powell, Scott Stewart, and John Bassett) of ETC (all of whom are hereinafter collectively referred to as "the released parties"), of and from any and all liability, demand, claim or cause of action:

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          (1)  arising, directly or indirectly from the "EMPLOYMENT AGREEMENT OF
               ROBERT FORTIER" entered into by and among Brian Schoonmaker on behalf of ETC, and Fortier on or about February 1, 1999;

          (2) arising, directly or indirectly from any losses suffered or damages sustained by Fortier;

          (3) that has been, or could have been, asserted by or for Fortier, under any statute or law because of any loss or damage suffered or sustained by him as a result, directly or indirectly, of any fact or circumstance mentioned above;

          (4) that was, or could have been, asserted in cause number 96-18449-00, pending in 96th Judicial District Court of Tarrant County, Texas; and

          (5)  of any kind whatsoever, known or unknown.

                                       2.

     In consideration of the transfer and assignment of ETC stock by Fortier to Andrew referenced in paragraph 1(a), above, and the releases and discharges referenced in paragraph 1(b), above, ETC does hereby and by these presents fully, finally, and forever releases and discharges Fortier of and from any and all liability, demand, claim or cause of action:

          (a) arising, directly or indirectly, from fraud, statutory fraud, or any other act or omission on the part of Fortier in connection with the "AGREEMENT AND PLAN OF REORGANIZATION AMONG

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               ELECTRONIC TRANSMISSION CORPORATION, HEALTH PLAN INITIATIVES,
               INC. AND ETC ACQUISITION CORP." entered into in or about January 1999;

          (b) arising, directly or indirectly, from any losses suffered or damages sustained by ETC from the document referenced in 2(a), above;

          (c) that has been, or could have been, asserted by or for ETC, under any statute or law because of any loss or damage suffered or sustained by it as a result, directly or indirectly, of any fact or circumstance mentioned in 2(a) and/or 2(b), above; or

          (d) that was asserted in cause number 96-184499-00, pending in the 96th Judicial District Court of Tarrant County, Texas.

                                       3.

     Fortier and ETC hereby acknowledge and agree that although the releases set forth in paragraphs 1 and 2 of this Compromise Settlement Release are general releases relative to the causes of actions mentioned therein, ETC expressly reserves any and all claims or causes of action that might exist against Fortier or whomsoever relating to:

          (a) Cause No. 01-4930-L, now pending in the 193rd District Court of Dallas County, Texas, styled, "A&G Health Plans, Inc. v. Electronic Transmission Corporation v. A&G Health Plans, Inc. v. Norman Payson",

          (b) the "PURCHASE AGREEMENT" entered into by and among Fortier on behalf of ETC, and Norman Payson on behalf of A&G Health Plans, Inc. ("A&G") on or about August 11, 1999,


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          (c)  the "SECURITY AGREEMENT" entered into by and among Fortier on behalf of ETC, and Norman Payson on behalf of A&G Health Plans, Inc. ("A&G") on or about August 11, 1999,

          (d) the "GUARANTY AGREEMENT" entered into by and among ETC and Norman Payson on or about August 11, 1999, and

          (e) the sale by Fortier on behalf of ETC of any and all shares, assets and liabilities of Health Plan Initiatives, Inc. to A&G Health Plans, Inc. on or about August 11, 1999.

                                       4.

     In the event Cause No. 01-4930-L, now pending in the 193rd District Court of Dallas County, Texas, styled, "A&G Health Plans, Inc. v. Electronic Transmission Corporation v. A&G Health Plans, Inc. v. Norman Payson", should settle and a signed Compromise Settlement Release be executed by and between A&G Health Plans, Inc. and Norman Payson, on the one hand, and ETC, on the other, on or before April 1, 2002, then in addition to the FIFTEEN THOUSAND DOLLAR ($15,000.00) consideration amount expressed in paragraph 1, above, Ken Andrew shall pay to Fortier an additional SIXTY THOUSAND DOLLARS ($60,000.00) in consideration for such share transfer and assignment.

                                       5.

     Fortier hereby warrants and represents that no other person or entity other than him, has any interest in the ETC stock transferred and assigned in paragraph 1(a), above, or the claims, demands or causes of action to which the releases set forth in paragraph 1(b) of this Compromise Settlement Release refer and that he is the only one who has any


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ownership interest in the stock, or right or authority to transfer and/or assign the stock referenced in paragraph 1(a), above.

                                       6.

     Andrew hereby warrants and represents to Fortier that he has authority to enter into and execute this agreement on behalf of ETC, and Andrew's signature as representative for ETC hereby binds ETC to the terms and conditions of this agreement.

                                       7.

     The consideration stated herein is contractual in nature, and is not a mere recital.

                                       8.

     Fortier and ETC agree to dismiss with prejudice their causes of action against the other in Cause No. 96-184499-00, now pending in the 96th Judicial District Court in Tarrant, Texas.

                                       9.

     This Compromise Settlement Release becomes effective immediately following the signing of same by Fortier and Andrew which may occur in counterparts.

                                      10.

     The Compromise Settlement Release supercedes and replaces any and all previous documents purporting to be a "Compromise Settlement Release" entered into by and between Fortier and ETC, and any and all previously executed documents purporting to be a "Compromise Settlement Release" is hereby declared null and void by both Fortier and ETC.

     EXECUTED this the ______ day of February 2002.


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                                       -----------------------------------------
                                       Robert Fortier



                                       ELECTRONIC TRANSMISSION CORPORATION


                                       By:
                                          --------------------------------------
                                       Ken Andrew, Director and Authorized
                                       Representative of Electronic Transmission
                                       Corporation


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